UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2018, James J. Hill resigned his position as a member of the Board of Directors (the “Board”) of TSR, Inc. (the “Company”) and his positions on the Audit Committee, Compensation Committee and Nominating Committee of the Board, effective immediately. Mr. Hill’s resignation was not due to any disagreement with the Company or the Board related to the Company’s operations, policies or practices.

Section 8 – Other Events

Item 8.01 Other Events

As previously disclosed, on June 25, 2018, the Company received a letter from James Hughes on behalf of Joseph F. Hughes and Winifred M. Hughes, in which Joseph F. Hughes and Winifred M. Hughes requested that the Board pursue a sale of the Company. Mr. Joseph Hughes is the former Chairman and Chief Executive Officer of the Company, and he and Mrs. Hughes together own a total of 819,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which represents approximately 41.8% of the Company’s issued and outstanding Common Stock. On July 9, 2018, by resolution, the Board established a Special Committee of the Board (the “Special Committee”) to review the request submitted by Mr. and Mrs. Joseph Hughes that the Board pursue a sale of the Company and in the context of that review consider and evaluate other strategic alternatives (“Strategic Alternatives”) available to the Company, including (a) potential opportunities for a sale of the Company by way of merger, consolidation, sale of equity securities (including the Company’s outstanding Common Stock), sale of all or substantially all of the Company’s assets, or other strategic transactions; (b) recapitalization of the Company; (c) the sale or exchange of the shares of Common Stock held by Mr. Hughes and Mrs. Hughes in a transaction involving the Company; or (d) remaining independent and continuing to execute the Company’s business plans on a standalone basis, and to review, consider and evaluate, for purposes of advising the full Board, whether any of the potential Strategic Alternatives is in the best interests of the Company’s stockholders.

Raymond A. Roel and Brian J. Mangan, independent directors of the Company, were appointed by the Board to serve as the Special Committee, and the Board approved the payment of a one-time fee of $7,500 to each of the members of the Special Committee as compensation for their time and service on the Special Committee.

The Special Committee is empowered to hire, at the Company’s expense, legal, financial and public relations advisors to assist the Special Committee in the performance of its duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey Vice President-Finance, Controller and Secretary

Date: July 10, 2018